                                                                     EXHIBIT 8.1
                                                                     -----------

            LIST OF SUBSIDIARIES OF GUANGSHEN RAILWAY COMPANY LIMITED
            ---------------------------------------------------------

     The following table lists information concerning the subsidiaries of Guangshen Railway Company Limited as of December 31, 2007:

---------------------                                                  COUNTRY OF         PERCENTAGE OF INTEREST
        NAME                                                         INCORPORATION       HELD BY GUANGSHEN RAILWAY
                                                                   -----------------   -----------------------------
DIRECTLY HELD BY THE COMPANY

Guangzhou East Station Dongqun Trade and Commerce Service                 PRC                      100%
 Company
Shenzhen Fu Yuan Enterprise Development Company                           PRC                      100%
Shenzhen Guangshen Railway Travel Service Ltd.                            PRC                      100%
Shenzhen Jing Ming Industrial & Commercial Company Limited                PRC                      100%
Shenzhen Longgang Pinghu Qun Yi Railway Store Loading and                 PRC                       55%
 Unloading Company
Dongguan Changsheng Enterprise Company                                    PRC                       51%
Shenzhen Railway Station Passenger Services Company Limited               PRC                      100%
Guangzhou Tielian Economy Development Company Limited                     PRC                      50.5%

INDIRECTLY HELD BY THE COMPANY(1)

Shenzhen Nantie Construction Supervision Company                          PRC                      100%
Shenzhen Guangshen Railway Economic and Trade Enterprise                  PRC                      100%
 Company
Shenzhen Railway Property Management Company Limited                      PRC                      100%

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(1)  In 2007, the Company put Shenzhen Road Multi-modal Transportation Company
     Limited and Shenzhen Yuezheng Enterprise Company Limited into liquidation and recorded disposal losses of RMB166,000 and RMB897,000, respectively.